UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2025
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia 001-11312 58-0869052
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 407-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CUZ	New York Stock Exchange	("NYSE")

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-12 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 4, 2025, upon the recommendation of its Nominating & Governance Committee, the Board of Directors (the “Board”) of Cousins Properties Incorporated (the “Company”) increased the number of directors of the Company from nine to ten and elected Susan L. Givens to fill the vacancy so created, both effective April 1, 2025. The Board will consider appointment of Ms. Givens, to one or more Board committees at its next regularly scheduled meeting.

Ms. Givens is a private investor with an extensive background in the real estate industry. From 2022 through 2024, she served as a Senior Managing Director, Real Estate of Blackstone. From 2014 until its sale to Ventas, Inc. in 2021 (NYSE: VTR), Ms. Givens served as Chief Executive Officer and a member of the Board of Directors of New Senior Investment Group (NYSE: SNR), a healthcare REIT. Previously, Ms. Givens was a Managing Director in the Private Equity group at Fortress Investment Group, where she spent more than 13 years. There, in addition to her service for New Senior Investment Group while it was externally managed by Fortress Investment Group, she also served as the Chief Financial Officer and Treasurer of New Residential Investment Corp. (NYSE: NRZ), a mortgage REIT, and was responsible for various real estate, healthcare, financial services, infrastructure and leisure investments during her tenure. Prior to joining Fortress Investment Group, she held various private equity and investment banking roles at Seaport Capital and Deutsche Bank. Ms. Givens has also previously served as a member of the Board of Trustees of Urban Edge Properties (NYSE: UE). Ms. Givens earned a master of business administration degree from Harvard University and a bachelor’s degree in political science from Middlebury College.

The Board has determined that Ms. Givens meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.

Ms. Givens has (i) no arrangements or understandings with any other person pursuant to which she was elected as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Ms. Givens has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Ms. Givens holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Ms. Givens will participate in the standard compensation program for non-employee directors, including prorated annual compensation for her partial initial term, which will end at the Company’s 2025 Annual Meeting of Stockholders. In connection with her election, Ms. Givens will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-k dated June 18, 2007, and incorporated herein by reference.

Also on February 4, 2025, Director Lillian C. Giornelli notified Cousins Properties Incorporated (the “Company”) of her decision to retire from the Company, effective as of the date of the Company’s 2025 Annual Meeting of Stockholders. Ms. Giornelli is a member of the Company’s Audit and Nominating & Governance Committees. The retirement is not because of any disagreement with the Company on any matters related to the Company’s operations, policies, or practices.

Upon the recommendation of its Nominating & Governance Committee, the Board has approved the decrease of the number of directors of the Company from ten to nine, effective as of the Company's 2025 Annual Meeting of Stockholders.

A copy of the press release containing the announcement of the election of Ms. Givens and the retirement of Ms. Giornelli is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
    (a)    Exhibits.

The following is furnished as an exhibit to the report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Exhibit Number        Exhibit Description

99.1	Board of Directors February 2025 Press Release
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2025

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel, and Corporate Secretary